[TURNER, JONES & ASSOCIATES, P.C. LETTERHEAD]

Mr. Paul Williamson
WasteMasters, Inc.
147 Old Solomon's Road
5th Floor
Annapolis, MD 21401

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 1996 appearing on page 20 of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 of Wastemasters, Inc. (formerly F&E Resource Systems Technology, Inc.).

                                        /s/ Turner Jones & Associates, p.c.
                                        Turner Jones & Associates, p.c.
                                        August 22, 1996